SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2017

MercadoLibre, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33647	98-0212790

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Arias 3751, 7th Floor

Buenos Aires, C1430CRG, Argentina
(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code: 011-54-11-4640-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 13, 2017, the Board of Directors (the “Board”) of MercadoLibre, Inc. (the “Company”), upon the recommendation of the Nominating and Corporate Governance Committee of the Board and in in accordance with Sections 2.2 and 2.5 of the Company’s bylaws, approved a resolution increasing the size of the Board to ten directors. Concurrently, the Board unanimously approved the appointment of Nicolás Aguzin as a Class I director of the Company, effective immediately.

Nicolás Aguzin, 48, is the Chairman & CEO for J.P. Morgan Asia Pacific, overseeing the firm’s overall activities across the Asia Pacific, as well as directly managing the Banking franchise throughout the region. Mr. Aguzin chairs the Asia Pacific Management Committee, and is also a member of J.P. Morgan’s firmwide Corporate & Investment Bank Management Committee. Mr. Aguzin was previously the CEO for J.P. Morgan Latin America, responsible for overseeing all of J.P. Morgan’s activities in Latin America. He was also the head of Investment Banking Coverage, Mergers & Acquisitions and Capital Markets in the region. Mr. Aguzin joined J.P. Morgan in 1990 in Buenos Aires as a financial analyst in the Credit Group and has spent his career advising clients on strategic and corporate finance transactions. In 1991, he moved to New York, where he worked in the Corporate Finance Services Group and focused primarily on cross-border mergers and acquisitions for U.S. clients. In 1992, Mr. Aguzin returned to Buenos Aires as a member of the Investment Banking team, where he participated in several privatizations, capital markets and advisory transactions. In 1996, he moved to the Latin America Mergers & Acquisitions Group in New York, and was appointed head of the group in 2000. In 2002, Mr. Aguzin expanded his responsibilities and was appointed head of Latin America Investment Banking Coverage, Mergers & Acquisitions and Capital Markets, formerly known as Latin America Investment Banking. In 2005, he was appointed CEO for Latin America. During 2008 and 2009, in addition to his responsibilities as CEO for Latin America and head of Latin America Investment Banking, Mr. Aguzin served as Senior Country Officer for Brazil. Mr. Aguzin holds a bachelor’s degree in Economics from the Wharton School of the University of Pennsylvania and is fluent in Spanish, Portuguese and English.

The Board has determined that Mr. Aguzin qualifies as independent in accordance with the listing requirements of the Nasdaq Stock Market LLC and the Company’s Corporate Governance Guidelines. There were no arrangements or understandings pursuant to which Mr. Aguzin was elected as a director, and there are no related party transactions between the Company and Mr. Aguzin reportable under Item 404(a) of Regulation S-K.

For his services as an independent director, Mr. Aguzin will receive the same fees and compensation as other independent directors for similar services. A description of the fees and compensation paid to independent directors of the Company (the “Director Compensation Program”) is set forth under the section entitled “Director Compensation” in the Company’s 2016 proxy statement filed on April 27, 2016, which section is incorporated by reference herein. Mr. Aguzin’s fees and compensation will be prorated for the period to be served under the Director Compensation Program based on the partial service period.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERCADOLIBRE, INC. (Registrant)
Date: January 13, 2017	By:	/s/ Pedro Arnt
Pedro Arnt
Executive Vice President and Chief Financial Officer